UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 30, 2021
 ______________________
Dell Technologies Inc.
(Exact name of registrant as specified in its charter)
 ______________________

Delaware	001-37867	80-0890963
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Dell Way
Round Rock,	Texas	78682
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (800) 289-3355
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class C Common Stock, par value $0.01 per share	DELL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On September 30, 2021, upon the recommendation of the Nominating and Governance Committee of the Board of Directors (the “Board”) of Dell Technologies Inc. (the “Company”), the Board approved an increase in the size of the Board from seven directors to eight directors and appointed David Grain to fill the newly created directorship, effective on the same date. Mr. Grain was appointed as a Group I director with a term expiring at the annual meeting of the Company’s stockholders to be held in 2022 or until his successor is elected and qualified.

Mr. Grain is the founder and Chief Executive Officer of Grain Management, LLC, a private equity firm focused on global investments in the media and communications sectors. Before founding Grain Management, LLC in 2007, Mr. Grain served as President of Global Signal, Inc., an independent wireless communication tower company, from 2003 to 2006. From 2000 to 2003, he served as Senior Vice President of the New England Region of AT&T Broadband, the digital video, Internet and digital phone services arm of AT&T Inc., a telecommunications company. Earlier in his career, Mr. Grain worked for over a decade in the financial services industry, including most recently at Morgan Stanley, a financial services company, from 1992 to 2000. At Morgan Stanley, Mr. Grain focused primarily on the global telecommunications, media and technology sectors.

Mr. Grain has served as a director of Southern Company, a gas and electric utility holding company, since December 2012, where he is the lead independent director, and as a director of New Fortress Energy Inc., an integrated liquified natural gas company, since January 2019.

The Board has determined that Mr. Grain qualifies as an independent director in accordance with the independent director requirements of the New York Stock Exchange. Mr. Grain has not been appointed to any committees of the Board.

Mr. Grain will participate in the Company’s compensation program for its independent directors, which is described in the Company’s proxy statement for its 2021 annual meeting of stockholders, filed with the Securities and Exchange Commission on May 12, 2021, as set forth in the Amended and Restated Dell Technologies Inc. Compensation Program for Independent Non-Employee Directors, filed as Exhibit 10.1 to the Company’s annual report on Form 10-Q for the quarterly period ended October 30, 2020. Under the Company’s independent director compensation program, Mr. Grain is entitled to receive, for his initial year of service, (1) a cash retainer in the amount of $100,000 and (2) an equity retainer with a value of $225,000 in the form of restricted stock units that settle in shares of the Company’s Class C common stock under the Company’s 2013 Stock Incentive Plan. In accordance with the program, Mr. Grain has elected to receive both retainers in the form of deferred stock units, which vest in full on June 22, 2022. The total number of deferred stock units will be determined based on the closing price of the Company’s Class C common stock on the New York Stock Exchange on September 30, 2021.

In addition, the Company has entered into an indemnification agreement with Mr. Grain pursuant to the Company’s form of indemnification agreement for members of the Board.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 30, 2021	Dell Technologies Inc.
	By:	/s/ Robert Potts
Robert Potts Senior Vice President and Assistant Secretary
(Duly Authorized Officer)

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